Exhibit 5.1

Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306 Tel 202.955.8500 www.gibsondunn.com

December 14, 2022

Rubicon Technologies, Inc.
100 West Main Street Suite #610
Lexington, KY 40507

Re:	Rubicon Technologies, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”) of Rubicon Technologies, Inc., a Delaware corporation (formerly known as Founder SPAC) (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of up to (i) 19,800,000 shares (the “Conversion Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that may be issued upon conversion of convertible debentures (the “Convertible Debentures”) issued by the Company pursuant to a Securities Purchase Agreement dated November 30, 2022, (ii) 443,341 shares of Class A Common Stock (the “Cowen Deferred Fee Shares”) issued to Cowen Investments II LLC in satisfaction of outstanding amounts owed to Cowen and Company, LLC for financial advisory services, and (iii) 4,373,210 shares of Class A Common Stock (the “Moelis Deferred Fee Shares” and, together with the Conversion Shares and the Cowen Deferred Fee Shares, the “Securities”) issued to Moelis & Company Group LP in satisfaction of outstanding amounts owed to Moelis & Company LLC for financial advisory services.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Convertible Debentures and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Rubicon Technologies, Inc.

December 14, 2022

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Conversion Shares, when issued upon conversion of the Convertible Debentures in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

2.	The Cowen Deferred Fee Shares and the Moelis Deferred Fee Shares are validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraphs 1 and 2 above, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 and 2 above. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. We have assumed that at the time any Securities are sold pursuant to the Registration Statement, the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP